      As filed with the Securities and Exchange Commission on May 16, 2001

                                                  Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             GREIF BROS. CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            31-4388903
      (State or other jurisdiction of               (IRS Employer
       incorporation or organization)           Identification Number)

                                 425 Winter Road
                              Delaware, Ohio 43015
               (Address of principal executive offices) (Zip Code)

                             Greif Bros. Corporation
             2001 Management Equity Incentive and Compensation Plan
                            (Full title of the plan)

                                Michael J. Gasser
                      Chairman and Chief Executive Officer
                             Greif Bros. Corporation
                                 425 Winter Road
                              Delaware, Ohio 43015
                                 (740) 549-6000
                 (Name, address and telephone number, including
                        area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

============================================================================================================

                                    Amount                    Proposed          Proposed         Amount
                                    to be                     maximum           maximum          of
                                    registered (1)            offering          aggregate        registration
                                                              price per         offering         fee
                                                              share (2)         price (2)

Title of securities
to be registered
-----------------------------------------------------------------------------------------------------------
Class A Common Stock,                2,500,000                 $27.935          $69,837,500       $17,459.38
without par value
============================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares of Class A Common Stock that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market system on May 11, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents are incorporated by reference in this Registration Statement:

                      (a) The Registrant's latest annual report filed pursuant
              to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      (b) All other reports filed by the Registrant pursuant to
              Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

                      (c) The description of the Registrant's shares of Class A
              Common Stock which is contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The legality of the Class A Common Stock being registered pursuant to this Registration Statement is being opined upon by Baker & Hostetler LLP, Columbus, Ohio. Daniel J. Gunsett, a partner in Baker & Hostetler LLP, is a director of the Registrant. As of the date of this Registration Statement, Mr. Gunsett is the owner of 1,000 shares of the Registrant's Class B Common Stock and has been granted options for 12,000 shares of Class A Common Stock under the Registrant's 1996 Directors Stock Option Plan.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware Business Corporation Act (the "Delaware Law") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

              Article 5 of the Amended and Restated By-Laws (the "By-Laws") of the Registrant, in effect as of the date hereof, contains certain indemnification provisions adopted pursuant to authority contained in Section 145 of the Delaware Law. The By-Laws provide that each director, officer, employee or agent of the Company is to be indemnified by the Registrant and saved harmless, whether or not then employed or in office (and his or her heirs, executors and administrators) against all losses, expenses and damages sustained or reasonably incurred by him or her in connection with any action, suit or proceeding commenced or threatened, to which he or she may be a party by reason of his or her being or having been a director, officer, employee or agent of the Company, except in relation to matters as to which he or she is finally adjudged in such action, suit or proceeding to be liable for willful misfeasance, bad faith or negligence in the performance of his or her duties as such director, officer, employee or agent. The foregoing indemnification is not exclusive as to any other rights to which a director, officer, employee or agent may be entitled as a matter of law or otherwise.

              Under Section 145 of the Delaware Law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145. The Registrant has purchased a liability policy to indemnify its officers and directors against losses arising from claims by reason of their legal liability for acts as officers and directors, subject to the limitations and conditions set forth in the policy.

              There is no litigation pending or, to the best of the Registrant's knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

                                                                       If Incorporated by Reference,
Exhibit                                                                Document with which Exhibit was
  No.             Description of Exhibit                               Previously Filed with SEC
-------           ----------------------                               -------------------------------

4(a)              Amended and Restated Certificate                     Annual Report on Form 10-K for
                  of Incorporation of Greif Bros.                      the fiscal year ended October 31,
                  Corporation.                                         1997, File No. 1-566 (see Exhibit
                                                                       3(a) therein).

4(b)              Amended and Restated By-Laws of                      Annual Report on Form 10-K for
                  Greif Bros. Corporation.                             the fiscal year ended October 31,
                                                                       1997, File No. 1-566 (see Exhibit
                                                                       3(b) therein).

4(c)              Greif Bros. Corporation                              Definitive Proxy Statement on Form
                  2001 Management Equity Incentive                     DEF 14A, File No. 001-00566,
                  and Compensation Plan.                               filed with the Securities and
                                                                       Exchange Commission on January 26,
                                                                       2001 (see Exhibit A therein).

5                 Opinion of Baker & Hostetler LLP                     Contained herein.

23(a)             Consent of Baker & Hostetler LLP                     Contained in Exhibit 5.

23(b)             Consent of Ernst & Young LLP                         Contained herein.

23(c)             Consent of PricewaterhouseCoopers LLP                Contained herein.

24(a)             Power of Attorney for Charles                        Registration Statement on Form
                  R. Chandler, Michael H. Dempsey,                     S-8 (File No. 333-26767)
                  Naomi C. Dempsey, Daniel J.                          filed on May 9, 1997
                  Gunsett, Robert C. Macauley and                      (See Exhibit 24 therein).
                  David J. Olderman

24(b)             Power of Attorney for John C. Kane                   Contained herein.


ITEM 9.       UNDERTAKINGS.

              The Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on May 16, 2001.

                                     GREIF BROS. CORPORATION

Date:  May 16, 2001                  By  /s/ Michael J. Gasser
                                         ---------------------------------
                                         Title   Chairman of the Board and Chief
                                                 Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                               Date

/s/ Michael J. Gasser               Chairman of the Board,                      May 16, 2001
-------------------------           Chief Executive Officer,
Michael J. Gasser                   and Director (principal
                                    executive officer)

/s/ William B. Sparks, Jr.          President, Chief Operating                  May 16, 2001
-------------------------           Officer, and Director
William B. Sparks, Jr.

/s/ Kenneth E. Kutcher              Chief Financial Officer and                 May 16, 2001
-------------------------           Secretary (principal financial
Kenneth E. Kutcher                  officer)

/s/ John K. Dieker                  Controller (principal                       May 16, 2001
-------------------------           accounting officer)
John K. Dieker

Charles R. Chandler*                Director                                    May 16, 2001
-------------------------
Charles R. Chandler

Michael H. Dempsey*                 Director                                    May 16, 2001
-------------------------
Michael H. Dempsey

Naomi C. Dempsey*                   Director                                    May 16, 2001
-------------------------
Naomi C. Dempsey

Daniel J. Gunsett*                  Director                                    May 16, 2001
-------------------------
Daniel J. Gunsett

John C. Kane*                       Director                                    May 16, 2001
-------------------------
John C. Kane

Robert C. Macauley*                 Director                                    May 16, 2001
-------------------------
Robert C. Macauley

David J. Olderman*                  Director                                    May 16, 2001
-------------------------
David J. Olderman


         *The undersigned, Michael J. Gasser, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the other above-named persons pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.

By /s/ Michael J. Gasser                                      May 16, 2001
----------------------------------------
Michael J. Gasser, Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                       If Incorporated by Reference,
                                                                       Document with which Exhibit
Exhibit No.       Description of Exhibit                               was Previously Filed with SEC
-----------       ----------------------                               -----------------------------

4(a)              Amended and Restated Certificate                     Annual Report on Form 10-K for
                  of Incorporation of Greif Bros.                      the fiscal year ended October 31,
                  Corporation.                                         1997, File No. 1-566 (see Exhibit
                                                                       3(a) therein).

4(b)              Amended and Restated By-Laws of                      Annual Report on Form 10-K for
                  Greif Bros. Corporation.                             the fiscal year ended October 31,
                                                                       1997, File No. 1-566 (see Exhibit
                                                                       3(b) therein).

4(c)              Greif Bros. Corporation                              Definitive Proxy Statement on Form
                  2001 Management Equity Incentive                     DEF 14A, File No. 001-00566,
                  and Compensation Plan.                               filed with the Securities and
                                                                       Exchange Commission on January 26,
                                                                       2001 (see Exhibit A therein).

5                 Opinion of Baker & Hostetler LLP                     Contained herein.

23(a)             Consent of Baker & Hostetler LLP                     Contained in Exhibit 5.

23(b)             Consent of Ernst & Young, LLP                        Contained herein.

23(c)             Consent of PricewaterhouseCoopers LLP                Contained herein.

24(a)             Power of Attorney for Charles                        Registration Statement on
                  R. Chandler, Michael H. Dempsey,                     Form S-8 (File No. 333-6767)
                  Naomi C. Dempsey, Daniel J.                          filed on May 9, 1997
                  Gunsett, Robert C. McCauley and                      (See Exhibit 24 therein).
                  David J. Olderman

24(b)             Power of Attorney for John C. Kane                   Contained herein.